Exhibit 99.1

WILSHIRE BANCORP, INC.
CONTACT:
Joanne Kim, President & CEO, (213) 639-1843	NEWS RELEASE
Alex Ko, SVP & CFO, (213) 427-6560
www.wilshirebank.com

Wilshire Bancorp Reports Third Quarter Results:

Net Interest Margin Increased by 51 Basis Points, Delinquent Loans Decreased, Allowance for Loan
Losses Strengthened and Net Loss of $1.7 Million Recorded

LOS ANGELES, CA – October 27, 2009 – Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported a net loss available to common shareholders of $1.7 million, or $0.06 loss per diluted common share.

The net loss was primarily attributed to $24.2 million provision for loan losses for the third quarter of 2009, an increase of $20.8 million from the same period in 2008.  The increase in provision for loan losses was a proactive measure to address economic indicators of potential commercial real estate (CRE) credit risk exposures and uncertainty.  A comprehensive review of CRE collateral value was completed during the third quarter. In addition, CRE credit exposure analysis and stress tests were performed on our CRE loan portfolio.  Taking into consideration the results of the CRE testing and analysis, we believe we have set aside a sufficient amount of reserves.

“We ended the third quarter on a positive note and managed to strengthen allowance for loan losses,” said Ms. Joanne Kim, President and CEO.  “Even in this challenging economic environment we achieved substantial expansion in net interest margin, experienced strong growth in core deposits, made meaningful improvements to our liquidity position, and we successfully completed the integration of all aspects of the Mirae Bank acquisition.

During the third quarter we had a sharp decrease in loan delinquencies. The Bank has proactively taken steps to address deterioration in credit quality, especially in our CRE loan portfolio. We aggressively reserved what we believe to be a sufficient amount in loan provisions for future expected losses.  We are in a position where we can resolve our credit issues and continue to increase our profitability while managing prudent growth.

THIRD QUARTER 2009 HIGHLIGHTS:

•                  Net Interest Margin Expansion - Net interest margin expanded by 51 basis points to 3.87%, compared to 3.36% in 2Q ‘09 and 3.87% in 3Q ‘08. Total interest income increased by 28% and net interest income increased 40% compared to 2Q ‘09.

•                  Strengthened Allowance For Loan Losses - Provision for loan losses increased to $24.2 million, from $12.1 million in 2Q ‘09 and $3.4 million in 3Q ‘08. Allowance for loan losses as percentage is 2.24% of total gross loans and 2.52% of legacy Wilshire gross loans.

•                  Completion Of Comprehensive CRE Credit Risk Analysis - Underlying CRE collateral values were updated and reflected in CRE impairment analysis. CRE stress test analysis was completed. CRE delinquent loans decreased from the previous quarter.

•                  Strong Core Deposits Growth - Core deposits increased to $1.73 billion, a 43% increase from 2Q ‘09 and an 81% increase from 3Q ‘08.

•                  Strong Capital Position - Total risk-based capital ratio increased to 15.8%, compared to 14.8% at 2Q ‘09 and 14.0% at 3Q ‘08. Tangible common equity per common share increased to $6.93, compared to $6.81 at 2Q ‘09 and $6.12 at 3Q ‘08.

•                  Completion of Successful Integration Of Former Mirae Bank – The efficiency ratio was lowered to 40% with substantial cost savings, more than 95% of Mirae Bank deposits were retained, and the closure of 4 out of 5 branches acquired was completed.

CREDIT QUALITY

During the third quarter, we accelerated the resolution of problem loans. As a result, allowance for loan losses increased to $54.7 million, or 2.24% of gross loans. This compares to $38.8 million or 1.62% of gross loans at June 30, 2009, and $26.0 million or 1.28% of gross loans at September 30, 2008. Provision for loan losses increased to $24.2 million, compared to $12.1 million in the second quarter of 2009 and $3.4 million in the third quarter of 2008.  Upon acquiring former Mirae Bank, we entered into a loss share agreement with the FDIC where the FDIC will share in losses on assets covered under the agreement, which include loans acquired from Mirae and foreclosed loan collateral existing at June 26, 2009.  Henceforth, loans acquired through the acquisition of Mirae Bank are identified as “covered” loan, and those that were originated at Wilshire are “non-covered” loan or “Legacy Wilshire” loans. The following is a table of “covered” and “non-covered” loans as of quarter ended June and September 2009:

By Loan Category (dollars in thousands)

	Quarter Ended
	Sep 30, 2009			Jun 30, 2009
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS

Construction	$494	$44,586	$45,080	$494	$40,023	$40,517
Real Estate Secured	206,770	1,766,428	1,973,198	205,138	1,692,392	1,897,530
Commercial & Industrial	66,829	348,910	415,739	79,194	369,592	448,786
Consumer	627	15,984	16,611	948	17,542	18,490
TOTAL GROSS LOANS	$274,720	$2,175,908	$2,450,628	$285,774	$2,119,549	$2,405,323

Loan Delinquency

During the third quarter of 2009, total loan delinquencies decreased by 62% or $44.9 million to $27.6 million compared to the second quarter of 2009 as reflected in the tables below:

DELINQUENT LOANS

By Days Past Due (dollars in thousands)

	Quarter Ended
	Sep 30, 2009			Jun 30, 2009			Mar 31, 2009	Dec 31, 2008	Sep 30, 2008
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS	TOTAL LOANS
30 - 59 Days Past Due	$6,340	$7,602	$13,942	$6,782	$28,577	$35,359	$12,756	$8,769	$8,584
60 - 89 Days Past Due	1,513	11,342	12,855	6,961	30,040	37,001	3,387	2,851	2,868
90 Days, and Still Accruing	772	—	772	—	128	128	475	213	496
TOTAL DELINQUENCIES	$8,625	$18,944	$27,569	$13,743	$58,745	$72,488	$16,618	$11,833	$11,948

By Loan Category (dollars in thousands)

	Quarter Ended
	Sep 30, 2009			Jun 30, 2009			Mar 31, 2009	Dec 31, 2008	Sep 30, 2008
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS	TOTAL LOANS

Construction	$—	$—	$—	$494	$—	$494	$—	$—	$—
Real Estate Secured	6,267	15,328	21,595	10,576	49,675	60,251	14,336	8,989	9,452
Commercial & Industrial	2,358	3,426	5,784	2,673	8,862	11,535	2,032	2,514	2,205
Consumer	—	190	190	—	208	208	250	330	291
TOTAL DELINQUENCIES	$8,625	$18,944	$27,569	$13,743	$58,745	$72,488	$16,618	$11,833	$11,948

Non-covered loan delinquencies for 30-59 days past due decreased by $21.0 million and 60-89 day delinquencies decreased by $18.7 million in September 2009 compared to June of the same year. The majority of the decreased delinquencies resulted from a decrease in non-covered real estate secured loans of $34.3 million. All categories of delinquencies by loan types experienced decreases in the third quarter led by a decrease of $38.7 million or 64%, in real estate secured loans. Although about $17.3 million in non-covered delinquent loans in the second quarter were classified as non-accrual in the third quarter, $22.5 million in decreases in delinquencies were mainly due to the payoff and resolution of these loans.  We recorded the highest number of delinquencies in the second quarter of 2009 and are now experiencing a downward delinquency trend in all loan types.

Non-accrual Loans

(dollars in thousands)

	Quarter Ended
	Sep 30, 2009			Jun 30, 2009			Mar 31, 2009	Dec 31, 2008	Sep 30, 2008
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS	TOTAL LOANS

Construction	$494	$—	$494	$—	$—	$—	$—	$—	$—
Real Estate Secured	21,002	44,469	65,471	11,394	32,153	43,547	23,185	9,334	9,506
Commercial & Industrial	3,511	7,868	11,379	2,896	2,789	5,685	5,774	5,874	3,593
Consumer	—	49	49	—	90	90	307	131	134
TOTAL NON-ACCRUAL LOANS	$25,007	$52,386	$77,393	$14,290	$35,032	$49,322	$29,266	$15,339	$13,233

Compared to the second quarter of 2009, total non-accrual loans increased by $28.1 million to $77.4 million or 3.16% of gross loans during the third quarter. The increase in non-covered non-accrual loans was due to a migration of loans that were delinquent as of the second quarter which were reclassified as non-accrual during the third quarter.  However, the number of delinquent loans that potentially can migrate to non-accrual status is much smaller this quarter compared to the second quarter of 2009.  Of the total non-accrual loans, covered loans represent $25.0 million or 32% of total non-accrual loans.  All of these covered loans were acquired in the Mirae acquisition and are covered under the FDIC loss-share agreement of up to 80% of losses not exceeding $83 million and 95% for losses that exceed that amount.

Of the $52.6 million non-covered loans classified as non-accrual, $8.5 million in non-covered loans are expected to be resolved in the fourth quarter of 2009 through the sale of non-accrual notes and reclassification of loans from non-accrual status to performing.

Loan Charge-offs

(dollars in thousands)

	Quarter Ended
	Sep 30, 2009			Jun 30, 2009			Mar 31, 2009	Dec 31, 2008	Sep 30, 2008
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS	TOTAL LOANS

Construction	$—	$—	$—	$—	$—	$—	$—	$—	$—
Real Estate Secured	148	1,740	1,888	—	176	176	672	823	204
Commercial & Industrial	381	5,753	6,134	—	6,940	6,940	1,629	1,688	1,106
Consumer	—	191	191	—	356	356	102	96	203
TOTAL LOAN CHARGE-OFFS	$529	$7,684	$8,213	$—	$7,472	$7,472	$2,403	$2,607	$1,513

Loan charge-offs for the quarter ended September 30, 2009 was $8.2 million, an increase of $741,000 compared to the second quarter of 2009.  Commercial and industrial and consumer loans charge-offs decreased by $806,000 and $165,000, respectively, from June 30, 2009 to September 30, 2009.  Real estate secured loan charge-offs increased from the second quarter by $1.7 million of which $844,000 was charged-off in connection with three loan sales.

STRONG COMMERCIAL REAL ESTATE PORTFOLIO

CRE Loan Composition

Total CRE loans increased by $117 million or 7% to $1.88 billion from $1.76 billion at June 30, 2009 and $1.52 billion at December 31, 2008 as noted below:

(dollars in thousands)

					3 MTHS			9 MTHS
	September 30, 2009%		June 30, 2009%		CHANGE	December 31, 2008%		CHANGE
Multi-Family	$116,456	6%	$120,000	7%	-3%	$52,115	3%	123%
Office / Mixed Use	264,536	14%	229,266	13%	15%	271,073	18%	-2%
Retail	719,969	38%	703,129	40%	2%	553,076	36%	30%
Industrial / Warehouse	317,501	17%	277,044	16%	15%	243,867	16%	30%
Hotel / Motel	313,138	17%	311,341	18%	1%	247,317	16%	27%
Other	147,734	8%	121,689	7%	21%	154,322	10%	-4%
Total CRE Loans	$1,879,334	100%	$1,762,469	100%	7%	$1,521,770	100%	23%

The increase in CRE loans is mainly due to organic growth and the acquisition of the former Mirae Bank loan portfolio.  With the acquisition and organic growth of the CRE portfolio, CRE loan concentration remained high at September 30, 2009.  However, CRE credit risk exposure on purchased loans is limited to only 20% of credit losses with the FDIC loss sharing protection.

CRE Loan Delinquency

Total delinquent CRE loans remained at a low level at $19 million or 0.77% of total loans. The non-accrual balance for CRE loans was $60 million or 2.44% of total loans as noted below:

(dollars in thousands)

	30-59 days past due	60-89 days past due	Total Delinquent Loan	90 days past due, still accrual	Non-accrual loan
Multi-Family	$—	$—	$—	$—	$—
Office / Mixed Use	11	831	842	—	1,983
Retail	8,137	6,670	14,806	—	21,815
Industrial / Warehouse	1,028	588	1,616	—	12,444
Hotel / Motel	375	45	420	476	7,433
Other	507	714	1,221	—	15,875
Total Delinquent CRE Loans	$10,058	$8,847	$18,905	$476	$59,550
% of Total CRE Loans	0.54%	0.47%	1.01%	0.03%	3.17%
% of Total Loans	0.41%	0.36%	0.77%	0.02%	2.44%

We completed a comprehensive third party independent appraisal update on our commercial real estate loan portfolio in the third quarter of 2009.  The loans included in the appraisal update consisted of all non-performing loans, all non-accrual loans, all troubled debt restructured (TDR) loans, watch list loans over $1 million for legacy Wilshire and watch list loans over $0.5 million for former Mirae, and certain large performing lending relationships.  As a result, the average loan to value ratio for the loans that we reviewed increased from 64% to 86% and the loan to value ratio for the entire CRE portfolio increased to 65% from 61%. We completed a comprehensive impaired loan analysis utilizing the updated appraisal value of collateral and allocated sufficient allowance.  For the loans that were classified and performing but collateral values had decreased more than their outstanding loan balance, we also allocated reserves for the underwater collateral value.  97% of CRE loan portfolio was performing and 85% of CRE loans had lower than 80% LTV ratio based on updated appraisal values discussed above. The following is a breakdown of LTV ratio changes by property type:

	ORIGINATION LTV	UPDATED LTV
Multi-Family	66%	78%
Office / Mixed Use	57%	59%
Retail	62%	67%
Industrial / Warehouse	62%	62%
Hotel / Motel	61%	65%
Other	58%	63%
Total CRE Loans	61%	65%

(dollars in thousands)	AMOUNT	%
Less than 60%	$601,489	32%
60% to 69%	653,880	35%
70% to 79%	332,668	18%
80% to 89%	134,573	7%
90% and above	156,724	8%
Total	$1,879,334	100%

CRE loan refinance risk during the current economic environment remained high as the value of the collateral decreased.  At September 30, 2009, the CRE loan maturity distributions are listed below:

(dollars in thousands)	2009	2010	2011	2012	2013	2014 & after	TOTAL
Mulitfamily	$46,827	$4,562	$7,583	$11,018	$18,952	$27,514	$116,456
Office / Mixed Use	26,590	26,569	12,520	53,233	46,039	99,584	264,535
Retail	14,525	38,674	85,894	107,127	158,146	315,603	719,969
Industrial / Warehouse	15,413	27,319	24,471	65,922	44,031	140,345	317,501
Hotel / Motel	1,207	37,219	40,337	52,646	46,317	135,413	313,139
Other	12,379	29,331	18,297	22,044	18,665	47,018	147,734
Total CRE Loans	$116,941	$163,674	$189,102	$311,990	$332,150	$765,477	$1,879,334
% of CRE	6%	9%	10%	16%	18%	41%	100%

We believe that our refinance risk is limited based on low LTV and lower amount of loans due for refinance or maturity. 85% of the CRE loan portfolio had maturities in 2011 or later.

In the third quarter we performed a commercial real estate stress test. The loss assumptions that we used in our stress test were similar to the indicative loss rates disclosed in the Supervisory Capital Assessment Program (SCAP).  Based on the results of the stress test, we concluded that our current loan loss reserve is adequate as of September 30, 2009 and CRE portfolio is resilient and able to withstand expected value declines and increased refinance risks.

BALANCE SHEET

Loan portfolio growth

Total assets increased by $203 million or 6.4% to $3.38 billion at September 30, 2009, from $3.17 billion at June 30, 2009 primarily due to increases of $45.6 million in gross loans and $131.9 million in investment securities. Gross loan portfolio increased to $2.45 billion at September 30, 2009, from $2.40 billion at June 30, 2009 and $2.05 billion at December 31, 2008. The increase in loans and investments were funded primarily by increased customer deposits.

Deposit increase and liquidity improvement

Total deposits increased to $2.67 billion at September 30, 2009, which represents an increase of 9.0% or $220.5 million from June 30, 2009 and 47.4% or $859.5 million from December 31, 2008.   The increase in deposits resulted from a substantial increase in core deposits of $520.2 million or 42.9% compared to June 30, 2009 and $868.2 million or 100.5% compared to December 31, 2008. Core deposits consist of demand deposits, savings, NOW accounts, money market accounts, and time deposits account under $100,000. Brokered deposits are not considered core deposits. We have successfully grown core deposits by introducing new deposit products, attracting new customers, and expanding existing customer relationships. With the successful increase in core deposits, the cost of deposits has decreased considerably. The cost of deposits for the third quarter decreased to 2.04%, a 31 basis point decrease from the second quarter of 2009.  The inflow of core deposits allowed us to pay-down brokered deposits with higher interest rates. Our brokered deposits decreased to $64.1 million as of September 30, 2009, compared to $102.3 million at June 30, 2009 and $147.9 million at December 31, 2008.

Strong Capital Ratios

Capital ratios remained strong and well in excess of “well capitalized” regulatory requirements and we had an ample amount of excess capital to absorb future credit cost as noted below table:

(Dollars in thousands)

	September 30, 2009	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	10.03%	5.00%	$165,065
Tier 1 Risk-Based Capital Ratio	14.29%	6.00%	191,944
Total Risk-Based Capital Ratio	15.82%	10.00%	133,954
Tangible Common Equity To Risk-Weighted Assets Ratio	8.85%	4.00%	111,662

The third quarter dividends on common and non-cumulative perpetual convertible preferred stock, series A, were declared. The common stock cash dividend was $0.05 per share, a consistent amount per share with prior quarter dividends. We will continue to review the dividend policy quarterly, in light of the current economic environment.

NET INTEREST MARGIN

Interest income increased by $9.9 million or 28%, to $45.1 million in the third quarter 2009, compared to interest income of $35.2 million and $37.6 million in the second quarter of 2009, and third quarter of 2008, respectively. Net interest income increased by $8.4 million or 40% compared to net interest income of $21.0 million in the second quarter of 2009, and $21.4 million in the third quarter of 2008.  The increase in interest income and net interest income is largely due to a combination of increased earning assets obtained through the acquisition of the former Mirae Bank as well as strong organic growth.

Net interest margin increased by 51 basis points to 3.87% in the third quarter of 2009 from 3.36% in the second quarter of 2009, and was unchanged from the year-earlier quarter.

The weighted average loan yield increased by 52 basis points to 6.58% in the third quarter of 2009 from 6.06% in the second quarter of 2009 and the yield on investment securities increased 7 basis points to 3.54% in the third quarter of

2009 from 3.47% in the second quarter of 2009.  The increase in loan yield was primarily due to accretion of interest on the loans acquired from Mirae Bank that were paid off early and where total cash flows received on those assets exceeded the related initial investment at acquisition.  Accreted interest income is recognized on a level yield basis over the life of the loan.  Interest income of $4.4 million was accreted in the third quarter of 2009 that contributed 57 basis points to net interest margin, compared to none accreted in the second quarter of 2009.

Net interest income reversal on non-accrual loans was $2.5 million in the third quarter of 2009, as compared to $441,000 in the second quarter of 2009.  Net interest income reversal in the third quarter of 2009 impacted our net interest margin by 41 basis points.

Average interest bearing deposits increased by $464.3 million to $2.2 billion in the third quarter of 2009 from $1.7 billion in the second quarter of 2009, and the related cost of deposits decreased by 37 basis points to 2.39% in the third quarter of 2009 compared to 2.76% in the second quarter of 2009.  The decrease in the cost of deposits was due to repricing of related interest bearing deposits at lower rates.  Certificate of deposits of $445.7 million with a weighted average yield of 2.84%, and $212.3 million with a weighted average yield of 2.44%, are expected to mature in the fourth quarter of 2009 and the first quarter of 2010, respectively.  We expect to reprice these certificates of deposits at lower rates upon maturity.

SUCCESSFUL COMPLETION OF INTEGRATION OF THE FORMER MIRAE BANK

The integration of former Mirae Bank was successfully completed during the third quarter of 2009.  We retained more than 95% of total customer deposits.  We have also been able to realize sizable cost savings.  Through workforce reductions and the closure of four out of five branches that we acquired, we were able to reduce the efficiency ratio to 40.26% in the third quarter of 2009 from 45.99% in the year-earlier period.  We also reduced our credit exposure to commercial real estate loans.  While we increased our CRE loans by $205.4 million through the acquisition, we reduced our CRE credit exposure through our loss sharing agreement with the FDIC.  Pursuant to this agreement, the FDIC has agreed to bear 80% of loan and foreclosed real estate losses in an amount of up to $83 million and 95% of losses that exceed $83 million.  Overall, the former Mirae Bank loan portfolio credit performance has been better than was expected at the time of acquisition.  Delinquent and classified covered loans decreased during the third quarter of 2009.

CONFERENCE CALL

Management will host its quarterly conference call on October 27, 2009, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 1-800-901-5241 using passcode 59131956.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 23 branch offices in California, Texas, New Jersey and New York, and five loan production offices in Dallas, Houston, Atlanta, Denver, and Annandale, VA, and is a SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	Three Month	December 31,	Nine Month	September 30,	Twelve Month
(dollars in thousands) (unaudited)	2009	2009	Change	2008	Change	2008	Change

ASSETS:
Cash and Due from Banks	$141,533	$75,844	87%	$67,540	110%	$54,017	162%
Federal Funds Sold and Other Cash Equivalents	130,004	145,077	-10%	30,001	333%	3	3737983%
Total Cash and Cash Equivalents	271,537	220,921	23%	97,541	178%	54,020	403%

Investment Securities Available For Sale	559,602	427,714	31%	229,136	144%	227,957	145%
Investment Securities Held To Maturity	116	124	-6%	139	-16%	143	-19%
Total Investment Securities	559,718	427,838	31%	229,275	144%	228,100	145%
Loans
Real Estate Construction	45,080	40,517	11%	43,180	4%	43,161	4%
Residential Real Estate	79,384	79,295	0%	77,846	2%	73,913	7%
Commercial Real Estate	1,890,432	1,814,470	4%	1,519,082	24%	1,489,867	27%
Commercial and Industrial	414,194	446,936	-7%	387,752	7%	405,726	2%
Consumer	16,262	18,489	-12%	23,669	-31%	21,661	-25%
Total Loans	2,445,352	2,399,707	2%	2,051,529	19%	2,034,328	20%
Allowance For Loan Losses	(54,735)	(38,758)	41%	(29,437)	86%	(25,950)	111%
Loans Receivable, Net of Allowance for Loan Losses	2,390,617	2,360,949	1%	2,022,092	18%	2,008,378	19%

Accrued Interest Receivable	13,375	12,639	6%	9,975	34%	10,168	32%
Due from Customers on Acceptances	251	251	0%	2,213	-89%	2,896	-91%
Other Real Estate Owned	6,238	5,956	5%	2,663	134%	1,453	329%
Premises and Equipment	12,454	12,360	1%	11,265	11%	11,377	9%
Federal Home Loan Bank (FHLB) Stock, at Cost	21,040	21,040	0%	17,537	20%	15,245	38%
Cash Surrender Value of Life Insurance	17,884	17,715	1%	17,395	3%	17,200	4%
Investment in Affordable Housing Partnerships	12,271	12,228	0%	9,019	36%	8,538	44%
Deferred Income Taxes	8,787	14,148	-38%	12,051	-27%	10,570	-17%
Servicing Assets	6,898	6,677	3%	4,839	43%	4,986	38%
Goodwill	6,675	6,675	0%	6,675	0%	6,675	0%
FDIC Loss Share Indemnification	40,014	40,235	-1%	—	0%	—	0%
Other Assets	9,804	14,479	-32%	7,471	31%	7,529	30%
TOTAL ASSETS	$3,377,563	$3,174,111	6%	$2,450,011	38%	$2,387,135	41%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$373,332	$367,243	2%	$277,542	35%	$295,451	26%
Savings and Interest Checking	91,223	81,126	12%	65,923	38%	63,927	43%
Money Market Deposits	752,788	593,610	27%	362,719	108%	448,038	68%
Time Deposits in denomination of $100,000 or more	928,724	1,136,438	-18%	902,804	3%	765,311	21%
Other Time Deposits	526,035	273,186	93%	203,613	158%	215,036	145%
Total Deposits	2,672,102	2,451,603	9%	1,812,601	47%	1,787,763	49%

Federal Home Loan Bank borrowings and Federal Funds Purchased	322,000	331,000	-3%	274,000	18%	300,000	7%
Acceptance Outstanding	251	251	0%	2,213	-89%	2,896	-91%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%	87,321	0%
Accrued Interest Payable	7,715	11,099	-30%	6,957	11%	7,914	-3%
Other Liabilities	15,687	23,679	-34%	11,859	32%	13,361	17%
Total Liabilities	3,105,076	2,904,953	7%	2,194,951	41%	2,199,255	41%

STOCKHOLDERS’ EQUITY:
Preferred Stock	59,806	59,683	0%	59,443	1%	—	N/A
Common Stock	54,646	54,420	0%	54,038	1%	50,994	7%
Retained Earnings	149,258	152,386	-2%	140,340	6%	136,840	9%
Accumulated Other Comprehensive Income, Net of Taxes	8,777	2,669	229%	1,239	609%	46	19225%
Total Stockholders’ Equity	272,487	269,158	1%	255,060	7%	187,880	45%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,377,563	$3,174,111	6%	$2,450,011	38%	$2,387,135	41%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended		Three Month	Quarter Ended	One Year
	September 30, 2009	June 30, 2009	% Change	September 30, 2008	% Change

INTEREST INCOME
Interest and Fees on Loans	$39,389	$31,234	26%	$34,719	13%
Interest on Investment Securities	4,876	3,194	53%	2,798	74%
Interest on Federal Funds Sold	844	777	9%	63	1244%
Total Interest Income	45,109	35,205	28%	37,580	20%

INTEREST EXPENSE
Deposits	12,994	11,776	10%	12,469	4%
FHLB Advances and Other Borrowings	2,702	2,448	10%	3,697	-27%
Total Interest Expense	15,696	14,224	10%	16,166	-3%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	29,413	20,981	40%	21,414	37%
Provision for Losses on Loans and Loan Commitments	24,200	12,100	100%	3,400	612%
Net Interest Income After Provision for Losses on Loans and Loan Commitments	5,213	8,881	-41%	18,014	-71%

NONINTEREST INCOME
Service Charges on Deposits	3,314	3,125	6%	3,125	6%
Gain on Sale of Loans	2,235	307	629%	410	445%
Gain from Acquisition of Mirae Bank	—	21,679	-100%	—	0%
Other	1,851	3,479	-47%	1,810	2%
Total Noninterest Income	7,400	28,590	-74%	5,345	38%

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,120	5,988	19%	6,718	6%
Occupancy & Equipment	1,935	1,682	15%	1,576	23%
Data Processing	1,078	845	27%	785	37%
Other	4,688	5,561	-16%	3,228	45%
Total Noninterest Expenses	14,821	14,076	5%	12,307	20%

Income (loss) Before Income Taxes	(2,208)	23,395	-109%	11,052	-120%
Income Tax	(1,451)	9,649	-115%	4,184	-135%
NET (LOSS) INCOME	$(757)	$13,746	-106%	$6,868	-111%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	900	898	0%	—	N/A
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(1,657)	$12,848	-113%	$6,868	-124%

PER COMMON SHARE INFORMATION
Basic Earnings (Loss) Per Common Share	$(0.06)	$0.44	-113%	$0.23	-124%
Diluted Earnings (Loss) Per Common Share	$(0.06)	$0.44	-113%	$0.23	-124%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,413,757	29,413,757		29,397,182
Diluted	29,413,757	29,421,247		29,508,503

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Nine Months Ended		One Year
	September 30, 2009	September 30, 2008	% Change

INTEREST INCOME
Interest and Fees on Loans	$100,817	$104,014	-3%
Interest on Investment Securities	11,011	8,021	37%
Interest on Federal Funds Sold	1,910	192	895%
Total Interest Income	113,738	112,227	1%

INTEREST EXPENSE
Deposits	35,952	40,071	-10%
FHLB Advances and Other Borrowings	7,728	10,665	-28%
Total Interest Expense	43,680	50,736	-14%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	70,058	61,491	14%
Provision for Losses on Loans and Loan Commitments	43,000	6,200	594%
Net Interest Income After Provision for Losses on Loans and Loan Commitments	27,058	55,291	-51%

NONINTEREST INCOME
Service Charges on Deposits	9,338	8,916	5%
Gain on Sale of Loans	1,711	2,192	-22%
Gain from Acquisition of Mirae Bank	21,679	—	N/A
Other	6,999	4,997	40%
Total Noninterest Income	39,727	16,105	147%

NONINTEREST EXPENSES
Salaries and Employee Benefits	19,315	21,349	-10%
Occupancy & Equipment	5,294	4,493	18%
Data Processing	2,750	2,320	19%
Other	13,525	8,923	52%
Total Noninterest Expenses	40,884	37,085	10%

Income (loss) Before Income Taxes	25,901	34,311	-25%
Income Tax	9,853	12,964	-24%
NET INCOME	$16,048	$21,347	-25%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	2,718	—	N/A
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,330	$21,347	-38%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$0.45	$0.73	-38%
Diluted Earnings Per Common Share	$0.45	$0.73	-38%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,413,757	29,355,231
Diluted	29,422,528	29,402,212

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

AVERAGE BALANCES

	Quarter Ended
	September 30, 2009		June 30, 2009		September 30, 2008

Average Assets	$3,298,238		$2,691,508		$2,381,999
Average Equity	276,770		262,437		186,332
Average Net Loans (includes LHFS)	2,393,513		2,060,306		1,979,435
Average Deposits	2,547,303		2,000,690		1,774,451
Average Time Deposits in denomination of $100,000 or more	984,521		994,514		770,812
Average Interest Earning Assets	3,062,707		2,517,899		2,219,745

	Nine Months Ended
	September 30, 2009				September 30, 2008

Average Assets	$2,840,993				$2,299,152
Average Equity	266,157				181,122
Average Net Loans (includes LHFS)	2,162,801				1,906,985
Average Deposits	2,129,473				1,735,283
Average Time Deposits in denomination of $100,000 or more	972,176				784,790
Average Interest Earning Assets	2,650,310				2,143,678

PROFITABILITY

	Quarter Ended
	September 30, 2009		June 30, 2009		September 30, 2008

Annualized Return on Average Assets	-0.09%		2.04%		1.15%
Annualized Return on Average Equity	-1.09%		20.95%		14.74%
Efficiency Ratio	40.26%		28.40%		45.99%
Annualized Operating Expense/Average Assets	1.80%		2.09%		2.07%
Annualized Net Interest Margin	3.87%		3.36%		3.87%

	Nine Months Ended
	September 30, 2009				September 30, 2008

Annualized Return on Average Assets	0.75%				1.24%
Annualized Return on Average Equity	8.04%				15.71%
Efficiency Ratio	37.24%				47.79%
Annualized Operating Expense/Average Assets	1.92%				2.15%
Annualized Net Interest Margin	3.52%				3.82%

DEPOSIT COMPOSITION - COMBINED

	Quarter Ended	Cost of	Quarter Ended	Cost of	Quarter Ended	Cost of
	September 30, 2009	Fund	June 30, 2009	Fund	September 30, 2008	Fund

Noninterest Bearing Demand Deposits	14.0%	0.00%	15.0%	0.00%	16.5%	0.00%
Savings & Interest Checking	3.4%	2.76%	3.3%	2.90%	3.6%	2.77%
Money Market Deposits	28.2%	2.41%	24.2%	2.54%	25.1%	3.21%
Time Deposits of $100,000 or More	34.8%	2.28%	46.4%	2.72%	42.8%	3.48%
Other Time Deposits	19.7%	2.56%	11.1%	3.35%	12.0%	3.69%
Total Deposits	100.0%	2.04%	100.0%	2.35%	100.0%	2.81%

CAPITAL RATIOS

	Quarter Ended
	September 30, 2009		June 30, 2009		September 30, 2008

Tier 1 Leverage Ratio	10.03%		12.30%		10.19%
Tier 1 Risk-Based Capital Ratio	14.29%		13.26%		11.68%
Total Risk-Based Capital Ratio	15.82%		14.75%		14.01%
Total Shareholders’ Equity	$272,487		$269,158		$187,879
Book Value Per Common Share	$7.23		$7.12		$6.39
Tangible Common Equity Per Common Share *	$6.93		$6.81		$6.12
Tangible Common Equity to Tangible Assets **	6.05%		6.33%		7.56%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets exclude goodwill and intangible assets

Reconciliation of GAAP financial measures to non-GAPP financial measures:

	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008

Total stockholders’ equity	$272,487	$269,158	$255,060	$187,879
Preferred stock, net of discount	(59,806)	(59,683)	(59,443)	—
Goodwill and other intangible assets, net	(8,906)	(9,145)	(7,963)	(8,038)
Tangible common equity	$203,775	$200,330	$187,654	$179,841

Total assets	$3,377,563	$3,174,111	$2,450,011	$2,387,135
Goodwill and other intangible assets, net	(8,906)	(9,145)	(7,963)	(8,038)
Tangible assets	$3,368,657	$3,164,966	$2,442,048	$2,379,096

Common shares outstanding	29,413,757	29,413,757	29,413,757	29,401,757

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

ALLOWANCE FOR LOAN LOSSES

(net of SBA guaranteed portion)

	Quarter Ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Balance at Beginning of Period	$38,758	$34,156	$29,437	$25,950
Provision for Losses on Loans	23,967	11,812	7,009	5,902
Recoveries on Loans Previously Charged-off	223	262	113	191
Less Charge Offs	(8,213)	(7,472)	(2,403)	(2,606)
Balance at End of Period	$54,735	$38,758	$34,156	$29,437

Net Loan Charge-offs/Average Total Loans	0.33%	0.34%	0.11%	0.12%
Charge-offs/Average Total Loans	0.34%	0.36%	0.12%	0.13%
Allowance for Loan Losses/Gross Loans	2.24%	1.62%	1.65%	1.43%
Allowance for Loan Losses/Legacy Wilshire Loans	2.52%	1.83%	1.65%	1.43%
Allowance for Loan Losses/Non-accrual Loans	70.72%	78.58%	116.71%	191.90%
Allowance for Loan Losses/Non-performing Loans	70.02%	78.38%	114.84%	189.27%
Allowance for Loan Losses/Total Assets	1.62%	1.22%	1.31%	1.20%
Allowance for Loan Losses/Non-performing Assets	64.85%	71.62%	94.82%	161.61%

NON-PERFORMING ASSETS
(net of SBA guaranteed portion)

	Quarter Ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Nonaccrual Loans:
Non-covered Loans	$52,386	$35,032	$29,266	$15,339
Covered Loans	25,007	14,290	—	—
Total	77,393	49,322	29,266	15,339

Loans 90 days or more past due and still accruing:
Non-covered Loans	—	128	475	213
Covered Loans	772	—	—	—
Total	772	128	475	213
Total Nonperforming Loans	78,165	49,450	29,266	15,339

OREO and Repossessed Vehicles:
Non-covered Loans	5,738	5,456	6,282	2,663
Covered Loans	500	500	—	—
Total	6,238	5,956	6,282	2,663

Total Nonperforming Assets:
Non-covered Assets	58,124	40,616	36,023	18,215
Covered Assets	26,279	14,790	—	—
Total	$84,403	$55,406	$36,023	$18,215

Total Nonperforming Loans/Gross Loans	3.20%	2.01%	1.43%	0.76%

Total Nonperforming Assets/Total Assets	2.50%	1.70%	1.38%	0.74%

Performing Troubled Debt Restructured Loans

	Quarter Ended
	September 30, 2009			June 30, 2009
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS

Construction	$—	$—	$—	$494	$—	$494
Real Estate Secured	10,494	54,868	65,362	16,147	20,722	36,869
Commerial & Industrial	—	895	895
Consumer	—	—	0	—	623	623
TOTAL PERFORMING TDR	$10,494	$55,763	$66,257	$16,641	$21,345	$37,986

(continued)

LOAN ORIGINATION AMOUNT

	Quarter Ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008

Total new loan origination amount, excluding renewal.	$183,859	$159,334	$64,838	$72,412	$98,999
SBA new loan origination amount, excluding renewal.	$15,592	$12,456	$6,276	$9,190	$10,218

ALLOWANCE FOR LOAN LOSSES

(net of SBA guaranteed portion)

	Nine Months Ended
	September 30, 2009	September 30, 2008

Balance at Beginning of Period	$29,437	$23,494
Provision for Losses on Loans	42,788	3,795
Recoveries on Loans Previously Charged-off	598	174
Less Charge Offs	(18,088)	(1,513)
Balance at End of Period	$54,735	$25,950

ALLOWANCE FOR OFF-BALANCE

SHEET ITEMS (non-covered loan only)

(net of SBA guaranteed portion)

	Nine Months Ended
	September 30, 2009	September 30, 2008

Balance at Beginning of Period	$1,243	$1,998
(Recapture of) Provision for Losses on Off-balance Sheet Items	212	(763)
Balance at End of Period	$1,455	$1,235

LOAN ORIGINATION AMOUNT

	Nine Months Ended
	September 30, 2009	September 30, 2008

Total new loan origination amount, excluding renewal.	$408,031	$445,678
SBA new loan origination amount, excluding renewal.	$34,324	$54,139

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

(Tax equivalent ratio)

	For the Three Months Ended
	September 30, 2009			June 30, 2008			September 30, 2008
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,982,131	$31,400	6.34%	$1,700,543	$25,886	6.09%	$1,592,285	$27,661	6.95%
Commercial Loans	440,140	6,821	6.20%	379,394	4,569	4.82%	392,485	5,787	5.90%
Consumer Loans	16,818	250	5.96%	18,693	256	5.47%	23,540	375	6.37%
Total Loans - Gross	2,439,089	38,471	6.31%	2,098,630	30,711	5.85%	2,008,310	33,823	6.74%
Loan Fees Toward Yield		918			523			896
Allowance for Loan Losses & Unearned income	(45,576)			(38,324)			(28,875)
Net Loans	2,393,513	39,389	6.58%	2,060,306	31,234	6.06%	1,979,435	34,719	7.02%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities *	488,704	4,876	4.16%	324,302	3,194	4.14%	228,825	2,798	4.96%
Federal Funds Sold	180,490	844	1.87%	133,140	777	2.34%	11,485	63	2.19%
Total Investment Securities and Other Earning Assets	669,194	5,720	3.54%	457,442	3,971	3.47%	240,310	2,861	4.83%

TOTAL INTEREST-EARNING ASSETS	$3,062,707	$45,109	5.92%	$2,517,748	$35,205	5.62%	$2,219,745	$37,580	6.78%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$677,234	$4,075	2.41%	$436,066	$2,774	2.54%	$439,080	$3,520	3.21%
NOW	21,481	50	0.93%	19,142	46	0.96%	21,144	72	1.36%
Savings	62,090	527	3.39%	48,511	444	3.66%	41,273	359	3.48%
Time Deposits of $100,000 or More	984,521	5,611	2.28%	994,514	6,751	2.72%	770,812	6,702	3.48%
Other Time Deposits	427,234	2,731	2.56%	210,020	1,761	3.35%	197,044	1,816	3.69%
Total Interest Bearing Deposits	2,172,560	12,994	2.39%	1,708,253	11,776	2.76%	1,469,353	12,469	3.39%

BORROWINGS:
FHLB Advances and Other Borrowings	362,208	1,982	2.19%	321,434	1,622	2.02%	309,576	2,570	3.32%
Junior Subordinated Debentures	87,321	720	3.30%	87,321	826	3.78%	87,321	1,127	5.16%
Total Borrowings	449,529	2,702	2.40%	408,755	2,448	2.40%	396,897	3,697	3.73%

TOTAL INTEREST BEARING LIABILITIES	$2,622,089	$15,696	2.40%	$2,117,008	$14,224	2.69%	$1,866,250	$16,166	3.46%

NET INTEREST INCOME		$29,413			$20,981			$21,414

NET INTEREST SPREAD			3.52%			2.93%			3.32%

NET INTEREST MARGIN			3.87%			3.36%			3.87%

* Tax equivalent ratios for investment securities

(continued)

	For the Nine Months Ended
	September 30, 2009			September 30, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,780,320	$82,192	6.16%	$1,543,442	$82,187	7.10%
Commercial Loans	402,929	15,808	5.23%	365,086	17,158	6.27%
Consumer Loans	18,867	807	5.70%	26,585	1,331	6.68%
Total Loans - Gross	2,202,116	98,807	5.98%	1,935,113	100,676	6.94%
Loan Fees toward Yield		2,010			3,338
Allowance for Loan Losses & Unearned income	(39,315)			(28,128)
Gross Loans, Net	$2,162,801	$100,817	6.22%	$1,906,985	$104,014	7.27%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
U.S. Government Agencies	$367,260	$11,011	4.17%	$226,727	$8,021	4.79%
Federal Funds Sold	12,249	1,910	2.12%	9,966	192	2.57%
Total Investment Securities and Other Earning Assets	487,509	12,921	3.66%	236,693	8,213	4.70%

TOTAL INTEREST-EARNING ASSETS	$2,650,310	$113,738	5.75%	$2,143,678	$112,227	6.98%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$493,160	$9,181	2.48%	$409,726	$10,243	3.33%
NOW	20,066	141	0.94%	22,062	227	1.37%
Savings	51,347	1,364	3.54%	36,646	907	3.30%
Time Deposits of $100,000 or More	972,176	19,031	2.61%	784,790	23,222	3.95%
Other Time Deposits	277,684	6,235	2.99%	178,342	5,472	4.09%
Total Interest-Bearing Deposits	1,814,433	35,952	2.64%	1,431,566	40,071	3.73%

BORROWINGS:
FHLB Advances and Other Borrowings	336,944	5,261	2.08%	269,818	6,969	3.44%
Junior Subordinated Debentures	87,321	2,467	3.77%	87,321	3,696	5.64%
Total Borrowings	424,265	7,728	2.43%	357,139	10,665	3.98%

TOTAL INTEREST BEARING LIABILITIES	$2,238,698	$43,680	2.60%	$1,788,705	$50,736	3.78%

NET INTEREST INCOME		$70,058			$61,491

NET INTEREST SPREAD			3.15%			3.20%

NET INTEREST MARGIN			3.55%			3.83%

(concluded)